LORENT INVESTMENT COMPANY


FINANCIAL STATEMENTS

DECEMBER 31, 2003






TABLE OF CONTENTS


Independent Auditors' Report	1

Financial Statements

	Statement of Investments	2-3

	Statement of Assets and Liabilities	4

	Statement of Operations	5

	Statements of Changes in Net Assets	6

	Financial Highlights	7

	Notes to Financial Statements	8-9











To the Board of Directors
Lorent Investment Company

Accountants' Review Report

We have reviewed the accompanying statement of assets and liabilities, including the statement of investments of Lorent Investment Company
(a corporation) as of December 31, 2003, and the related statement of operations for the six month period then ended, changes in net assets and financial highlights for the six month period ended December
31, 2003 and year ended June 30,2003 in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements and financial highlights is the representation of the management of Lorent Investment Company.

A review of interim financial information consists of principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements and financial highlights referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial highlights for the years ended June 30, 2002, 2001 and 2000 were audited by other auditors, and they expressed an unqualified opinion on their report dated August 8, 2002, but they have not performed any auditing procedures since that date.




February 6, 2004		Blum and Clark
San Diego, California		Accountancy Group



LORENT INVESTMENT COMPANY

STATEMENT OF INVESTMENTS
DECEMBER 31, 2003 (UNAUDITED)

										Value
		Municipal Securities (66%):
$105,000 	Bolingbrook, Illinois, Residential Mortgage Revenue,
		due August 1, 2010, 7.50%					 $124,163
$250,000 	Ferris State University, Michigan, Revenue Refunding
		General Obligation Bond, due October 1, 2015, 5.25%		265,575
$50,000 	Florida State Board of Education, due June 1, 2005, 7.00%	 50,175
$250,000 	Florida State Board of Education, due May 1, 2009, 6.20%	295,775
$250,000 	Gainesville, Florida, Utility System Revenue,
		due October 1, 2014, 6.50%					294,625
$250,000 	Illinois Health Facility Authority Revenue Ref. Rockford
		Health System, due August 15, 2015, 5.125%			266,550
$175,000 	Jefferson Parish, Louisiana, Single Family Mortgage Revenue
		Bond, due August 1, 2010, 7.10%					217,490
$235,000 	Kanawha County, West Virginia, Residential Mortgage Revenue,
		due September 1, 2011, 7.375%					302,022
$250,000 	Katy Texas Independent School District, Series A Bonds,
		due February 15, 2018, 5%					261,950
$100,000 	King County Washington School District, Kent Ref
		due December 1, 2014, 5.3%					109,100
$250,000 	Maine Health and Higher EDL FACS Authority Revenue,
		Maine Medical Center Service, due November 15, 2013, 5.00%	256,200
$170,000 	Michigan State Hospital Finance Authority, due May 1, 2009,
		7.125%								192,168
$150,000 	Muskegan County, MI Wastewater Management System No. 2,
		due July 1, 2016, 4.75%						158,010
$200,000 	New Jersey Health Care Facilities Financing Authority Revenue,
		due July 1, 2011, 6.90%						233,040
$100,000 	New Jersey Health Care Facilities Financing Authority Revenue,
		due July 1, 2009, 8.75%						118,160
$200,000 	New York, NY Ser J-MBIA IBC, due August 1, 2012 5.35%		221,960
$75,000 	New York State Dorm Authority Revenue FHA-HOSP, NY &
		Presbyterian, due August 1, 2014, 4.75%				 78,817
$135,000 	St. Tammany, Louisiana, Public Trust Financing Authority Single
		Family Mortgage Revenue, due July 1, 2010, 7.20% 		155,007
$225,000 	Seattle, Washington Municipal Light and Power Revenue
		Improvement and Referendum, due March 1, 2020, 5%		234,585
$230,000 	Tulsa County Oklahoma, Home Finance Authority
		Single Family Mortgage Revenue, due August 1,
		2010, 6.90%							287,155
$100,000 	University of Texas Revenue Series A Bonds, due	August 15,
		2016, 4.5%							101,690
$145,000 	Washington State Series B, due January 1, 2022,
		5%								149,698
$150,000 	Washington State Motor Vehicle Fuel Tax Series,
		due January 1, 2023, 5%						154,275
$250,000 	Western Minnesota Municipal Power Agency Power
		Supply Revenue, due January 1, 2016, 6.625%			312,150
		Total Municipal Securities (cost $4,291,912)  		      4,840,340

	U.S. Government Obligations (3%):
$250,000 	United States Treasury note,
		due February 15, 2004, 5.875%					251,406
		Total U.S. Government Obligations (cost $246,337)		251,406

	U.S. Agencies (27%):
$280,000 	Federal Home Loan Mortgage Medium term note,
		due December 12, 2017, 5.5%					279,104
$210,000 	Federal Home Loan Mortgage Medium term note,
		due August 15, 2018, 5.5%					211,533
$250,000 	Federal Home Loan Mortgage Medium term note,
		due February 15, 2017, 6.1%					258,100
$250,000 	Federal Home Loan Mortgage Medium term note,
		due February 15, 2022, 6.15%					256,275
$360,000 	Federal Home Loan Mortgage Medium term note,
		due August 15, 2012, 5.25%					360,000
$285,000 	Federal Home Loan Bank 5.5%
		due August 8, 2018, 5,5%					285,891
$100,000 	Federal National Mortgage Association,
		due November 29, 2011, 5.36%					102,500
$250,000 	Federal National Mortgage Association,
		due February 6, 2009, 5.5%					246,015
		Total U.S. Agencies (cost $1,981,292)	    		    1,999,418

	Mutual Funds (4%):
$325,000 	Rochester Fund Municipals					305,709
		Total Mutual Funds (cost $300,000)				305,709

		Total Investments (cost $6,819,541) 	    		    7,396,873



LORENT INVESTMENT COMPANY

STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 31, 2003 (UNAUDITED)





ASSETS:

	Cash and cash equivalents					$153,471
	Interest receivable						  110,826
	Investments in securities, at value (cost $6,819,541)	    	  7,396,873

		Total assets						  7,661,170

LIABILITIES:

	Accounts payable and accrued expenses				   2,898


NET ASSETS, consisting of:

	Accumulated net realized loss					 $(27,949)
	Net unrealized appreciation					  577,332
	Dividends paid in excess of net investment income		  (64,533)
	Paid-in capital on shares of common stock			2,759,700
	Accumulated earnings as of the date of filing as
		Registered Investment Company				4,413,722
								       $7,658,272

SHARES OUTSTANDING							  275,970

NET ASSET VALUE PER SHARE						   $27.75


LORENT INVESTMENT COMPANY

STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 (UNAUDITED)


INVESTMENT INCOME:

	Interest income							 $192,075
	Dividend income					   		    7,469

	Total investment income						  199,544

EXPENSES:

	Audit and accounting fees	    	 			   14,047
	Attorney fees							    5,769
	Custodian fees							    2,772
	Other expenses							    1,008
		Total expenses		   				   23,596


		Net investment income	 				  175,948

REALIZED AND UNREALIZED GAIN
	ON INVESTMENTS:

	Net realized gain on investments				    7,200
	Unrealized depreciation of investments     		 	  (94,112)

	Net loss on investments		     	   			  (86,912)

	Net increase in net assets from operations 			  $89,036




LORENT INVESTMENT COMPANY

STATEMENT OF CHANGES IN NET ASSETS
FOR THE SIX MONTHS ENDED DECEMBER 31, 2003 (UNAUDITED)
AND YEAR ENDED JUNE 30, 2003


							Six Months
							Ended			Year Ended
							December 31,2003	June 30,2003


CHANGE IN NET ASSETS FROM OPERATIONS:
	Net investment income				$175,948 		 $350,187
	Net realized gain on investments		   7,200		      778
	Unrealized appreciation of investments		 -94,112		  244,301

	Net increase in net assets
		from operations				  89,036		  595,266

DISTRIBUTIONS TO STOCKHOLDERS FROM
	INVESTMENT INCOME				-218,016		 -367,039

	Total (decrease) increase in net assets		-128,980		  228,227


NET ASSETS, BEGINNING 					7,787,252		7,559,025

NET ASSETS, ENDING				       $7,658,272 	       $7,787,252




LORENT INVESTMENT COMPANY

FINANCIAL HIGHLIGHTS


						Six Months
						Ended
						December
						31, 2003	Years Ended June 30,
						(Unaudited)	2003	2002	2001	2000
Per share information:
(for a share outstanding
	throughout the period)

Net asset value, beginning			 28.21 		 27.39  27.00 26.00  26.69

Income from investment operations:
	Net investment income			 0.64 		 1.26   1.36  1.41   1.39
	Net realized and unrealized
	Gain (loss) on investments		(0.31)		 0.89   0.38  1.00  (0.69)

	Total from investment operations 	 0.32 		 2.15	  1.74  2.41   0.70

Less: Distributions

Dividends from net investment	income:
	Taxable				 	(0.23)		 (0.28) (0.36) (0.38) (0.27)
	Tax-exempt				(0.56)		 (1.05) (0.99) (1.03) (1.12)

	Total distributions			(0.79)		 (1.33) (1.35) (1.41) (1.39)

Change in net asset value
	for the period				(0.47)		  0.82  0.39    1.00  (0.69)

Net asset value, ending				 27.74 		 28.21 27.39   27.00  26.00

Total return				*	2.29%		7.62%  6.40%   9.60%  2.66%

Ratios/supplemental data:

Net asset, end of period (000's)		 7,658 		7,559	  7,559   7,451  7,174
Ratio to average net assets of:
	Expenses			+	 0.31 		 0.36	   0.36    0.40  0.41
	Net investment income		+	 2.28 		 5.00    5.00    5.34  5.27
	Portfolio turnover rate		 	--- 		59.79%  59.79%   9.60%	4.91%


			* 	Annualized
			+	Not annualized



NOTE 1.	NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Lorent Investment Company, incorporated in Texas, is registered under the Investment Company Act of 1940, as a diversified, closed-end management investment company. The Company seeks to provide investors with as high a level of current income as is consistent with the preservation of capital.

Significant Accounting Policies

Valuation of Securities

The Company's securities are valued on the basis of prices provided by an independent pricing service when, in the opinion of persons designated by the Company's directors, such prices are believed to reflect the fair market value of securities. Securities with a remaining maturity of 60 days or less are valued at amortized cost.

Federal Income Taxes

It is the Company's policy to comply with the requirements of the Internal Revenue Code applicable to "regulated investment companies" and to distribute all of its taxable and tax-exempt income to its stockholders. Therefore, no federal income tax provision is required.

Distributions

Dividends to stockholders are normally paid four (4) times a year, and recorded on the ex-dividend date.

General

The Company records security transactions based on the trade date. Interest income is accrued as earned. Realized gains and losses from the sale of securities are recorded on an identified cost basis.


Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

NOTE 2.  INVESTMENT TRANSACTIONS

For the six months ended December 31, 2003 purchases and sales of investment securities (excluding short-term securities and U.S.
government obligations) were $495,000 and $487,200, respectively.

The total cost of securities for federal income tax purposes as of December 31, 2003 was $6,843,773.

The aggregate gross unrealized appreciation and depreciation, based on cost for federal income tax purposes, was as follows:

		Unrealized appreciation		$577,276
		Unrealized depreciation	  	(24,176)
		Net unrealized appreciation	$553,100


NOTE 3.  RELATED PARTY TRANSACTIONS

For the six months ended December 31, 2003 legal fees of $5,528 (consisting of reimbursed costs of $2,016 and legal fees of $3,512) were paid to the law firm of a stockholder/officer in his capacity as attorney for the Company. The Company pays no directors fees or investment advisory fees.

NOTE 4.  CAPITAL STOCK

As of December 31, 2003 there were 275,970 shares of $10 par value common stock authorized, issued and outstanding.